UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 7, 2017

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is being filed with the U.S. Securities and Exchange Commission in connection with the adoption and commencement of certain material compensatory plans, contracts or arrangements between IRIDEX Corporation (the “Company” or “we,” “us,” or “our”) and William M. Moore, the Company’s President and Chief Executive Officer, and Atabak Mokari, the Company’s Chief Financial Officer and Vice President of Corporate Development.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 MBO Plan

On March 7, 2017, the Board of Directors (the “Board”) approved the Company’s 2017 “Management By Objectives” Plan (the “MBO Plan”).  Mr. Moore and Mr. Mokari are eligible to participate in the MBO Plan.  Mr. Moore’s maximum amount payable under the MBO Plan is $225,000 and Mr. Mokari’s maximum amount payable under the MBO Plan is $133,900.

Awards under the MBO Plan are based upon the achievement of certain objectives specific to each MBO Plan participant.  Mr. Moore’s award under the MBO Plan is subject to the Company’s achievement of certain revenue and earnings targets, as well as certain other financial and operations-related performance goals specific to Mr. Moore.  Mr. Mokari’s award under the MBO Plan is subject to the Company’s achievement of certain revenue and expense targets, as well as certain other operations-related performance goals specific to Mr. Mokari.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ WILLIAM M. MOORE
William M. Moore President and Chief Executive Officer

Date:  March 13, 2017